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EXHIBIT 32.02

CERTIFICATION  BY CHIEF FINANCIAL OFFICER

         I, Theresa D. Becks, the Chief Financial Officer of Campbell & Company, Inc. as managing owner, of Campbell Alternative Asset Trust, certify that (i) the Form 10K for the year ended December 31, 2003 of Campbell Alternative Asset Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Campbell Alternative Asset Trust.

                                    CAMPBELL ALTERNATIVE ASSET TRUST
                                    By: Campbell & Company, Inc., managing owner

                                    By: /s/ Theresa D. Becks
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                                        Theresa D. Becks
                                        Chief Financial Officer
                                        March 24, 2004

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